Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-146034 on Forms S-8 of our report dated October 30, 2014 relating to our audit of the financial statements of Smoky Market Foods, Inc. for the periods ending December 31, 2013 and December 31, 2012, which appear in this Annual Report on Form 10-K of Smoky Market Foods, Inc. for the year ended December 31, 2013.

/s/ Huckfeldt & Smith, P.L.C.
Huckfeldt & Smith, P.L.C.

Bettendorf, Iowa

November 18, 2014